UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2009

U.S. HOME SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-18291	75-2922239
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

750 State Highway 121 Bypass, Suite 170 Lewisville, Texas	75067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 488-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8. OTHER EVENTS

Item 8.01.

The 2009 Annual Meeting of U.S. Home Systems, Inc. (the “Company”) Stockholders was held on June 5, 2009. The only proposal submitted to the stockholders was for the election of five directors. On April 9, 2009, the record date, the Company had 7,344,635 outstanding shares of common stock of which 5,698,541 shares or 78% of the issued and outstanding shares of common stock were represented by proxy or in person at the meeting. All nominees are current directors of the Company and were re-elected at the Annual Meeting of Stockholders. The results of the voting are set forth below:

ELECTION OF DIRECTORS	FOR	WITHHELD
Murray H. Gross	5,483,248	215,293
Donald A. Buchholz	5,008,263	609,278
Richard W. Griner	5,244,298	454,243
Larry A. Jobe	5,045,264	653,277
Kenneth W. Murphy	5,065,906	632,635

The 2009 Annual Meeting of Directors was held on June 5, 2009 immediately following the Annual Meeting of Stockholders. At the meeting, the board of directors re-elected Murray H. Gross, Steven L. Gross, Robert A. DeFronzo and Richard B. Goodner as executive officers of the Company.

The Company’s executive officers are as follows:

Name	Age	Position
Murray H. Gross	70	President, Chief Executive Officer and Chairman of the Board of Directors
Steven L. Gross	46	Executive Vice President and Chief Marketing Officer
Robert A. DeFronzo	54	Secretary-Treasurer and Chief Financial Officer
Richard B. Goodner	63	Vice President – Legal Affairs and General Counsel

At the June 5, 2009 meeting, the Board of Directors approved the appointment of certain independent directors to its Audit, Compensation and Nominating/Corporate Governance Committees:

Audit Committee

Larry A. Jobe – Chairman

Don A. Buchholz

Richard W. Griner

Compensation Committee

Don A. Buchholz – Chairman

Kenneth W. Murphy

Larry A. Jobe

Nominating/Corporate Governance Committee

Don A. Buchholz – Chairman

Larry A. Jobe

Additionally, pursuant to the directors compensation plan, each non-employee director (Don A. Buchholz, Richard Griner, Larry A. Jobe and Kenneth W. Murphy) was granted options to purchase 2,000 shares of the Company’s common stock at an exercise price of $ 2.76 per share, the closing sale price of the Company’s common stock on June 5, 2009, as quoted on Nasdaq: GM. The options vest 33 1/3 % on date of grant and 33 1/3% on each anniversary of the grant date. The options will be fully vested on June 5, 2011 and expire June 5, 2019.

The Board also approved the cancellation and reclassification as authorized and unissued shares of the 204,345 shares of the Company’s common stock purchased, as previously reported, on May 18, 2009 from Peter T. Bulger, a former officer of the Company. Additionally, the Board approved the cancellation and reclassification as authorized and unissued shares of all shares of common stock purchased by the Company pursuant to its publicly announced $2 million stock repurchase plan. After cancellation of the 204,345 shares and shares previously repurchased pursuant to the stock repurchase plan, the Company will have approximately 7,129,506 shares of common stock issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on the 10th day of June, 2009 on its behalf by the undersigned, thereto duly authorized.

U.S. HOME SYSTEMS, INC.

By:	/s/ Murray H. Gross
Murray H. Gross
President and Chief Executive Officer